UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)   November 6, 2006

Mac-Gray Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13495	04-3361982
(Commission File Number)	(IRS Employer Identification No.)

404 Wyman Street, Suite 400
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 487-7600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On November 6, 2006, Mac-Gray Corporation (the “Company”) appointed Todd Burger to the office of Executive Vice President, Operations. In connection with the hiring of Mr. Burger, the Company entered into an Executive Severance Agreement with Mr. Burger providing, among other things, that, if within 24 months after a change in control the Company terminates Mr. Burger’s employment without cause or Mr. Burger terminates his employment for good reason, (in each case, a “Terminating Event”), he will be entitled to receive (1) a lump sum payment in an amount equal to two times the sum of (i) his average annual base salary over the three fiscal years prior to the Terminating Event and (ii) his average annual bonus over the three fiscal years prior to the change in control; and (2) continuation of certain benefits, including health, dental and life insurance for 24 months following the Terminating Event. The foregoing summary is qualified in its entirety by reference to a copy of the Executive Severance Agreement attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 6, 2006, the Company appointed Todd Burger (age 53) as Executive Vice President, Operations of the Company. Prior to joining the Company, Mr. Burger served as President and CEO of Chameleon Network Inc., a management and technology consulting firm which he founded in 2001. Prior to 2001, Mr. Burger spent eighteen years at Arthur D. Little, a Boston-based global management and technology consulting firm. He has extensive, hands-on experience in customer service, supply chain management, process cost reduction, financial transaction card media, transportation, manufacturing assembly, logistics, business strategy, mergers & acquisitions, and development of management training programs.

The Company and Mr. Burger are parties to an Executive Severance Agreement, the material terms of which are summarized above and qualified in their entirety by reference to a copy of the Executive Severance Agreement attached hereto as Exhibit 99.1 and incorporated herein by reference. In addition, in connection with the hiring of Mr. Burger, on November 7, 2006, the Company’s Compensation Committee approved the grant of 40,000 non-qualified stock options to Mr. Burger under the Mac-Gray Corporation 2005 Stock Option and Incentive Plan with an exercise price per share equal to the closing sale price of the Company’s common stock on the NYSE on the date of grant.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description

99.1	Executive Severance Agreement, dated as of November 7, 2006, by and between Todd Burger and Mac-Gray Corporation

99.2*	Press Release of Mac-Gray Corporation issued on November 13, 2006

*                    This exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAC-GRAY CORPORATION

Date: November 13, 2006	By:	/s/ Michael J. Shea
Name: Michael J. Shea
Title: Executive Vice President and Chief Financial Officer